JPM Trust II
Special Shareholder Meeting Results (Unaudited)

JPM II held a special meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees:

Trustees were elected by the shareholders of all of the series of the Trust, including Core Bond Fund, Core Plus
 Bond Fund, Government Bond Fund, High Yield Fund, Limited Duration Bond Fund, Mortgage-Backed Securities Fund,
 Short Duration Bond Fund and Treasury & Agency Fund. The results of the voting were as follows:

Shares (Amounts in thousands)
John F. Finn
  In Favor
132,674,822
  Withheld
508,692
Dr. Matthew Goldstein
  In Favor
132,670,672
  Withheld
512,842
Robert J. Higgins
  In Favor
124,038,998
  Withheld
9,144,516
Frankie D. Hughes
  In Favor
132,681,734
  Withheld
501,780
Peter C. Marshall
  In Favor
132,663,579
  Withheld
519,935
Mary E. Martinez
  In Favor
132,682,318
  Withheld
501,196
Marilyn McCoy
  In Favor
132,681,993
  Withheld
501,520
Mitchell M. Merin
  In Favor
132,664,715
  Withheld
518,799
William G. Morton, Jr.
  In Favor
132,650,698
  Withheld
532,816
Robert A. Oden, Jr.
  In Favor
132,664,727
  Withheld
518,788
Marian U. Pardo
  In Favor
132,690,792
  Withheld
492,722
Frederick W. Ruebeck
  In Favor
132,644,244
  Withheld
539,269
James J. Schonbachler
  In Favor
132,671,281
  Withheld
512,233